SCHEDULE 14C INFORMATION

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The Vantagepoint Funds

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT GROWTH & INCOME FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This Information Statement is available at http://www.icmarc.org/x3333.xml?RFID=W1344

This Information Statement is being furnished on behalf of the Board of Directors of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Growth & Income Fund (the “Fund”) about a material amendment to an investment subadvisory agreement of the Fund. The material amendment was approved by the Board of Directors of the VP Funds (“Directors” or “Board”) on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You Are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about April 27, 2016 to shareholders of record of the Fund as of March 31, 2016.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, an amendment to the fee schedule (“Amended FMI Fee Schedule”) to the existing Investment Subadvisory Agreement between the VP Funds, on behalf of the Fund, VIA and Fiduciary Management, Inc. (“FMI”) (“FMI Subadvisory Agreement”), which provided for an increase in the rate of the subadvisory fee payable to FMI and became effective on January 28, 2016. VIA also recommended, and the Board, including a majority of the Independent Directors (defined below), approved the continuance of the FMI Subadvisory Agreement, for an additional year.

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to approve modifications to material terms and conditions of subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on January 28, 2016 (the “January Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the Amended FMI Fee Schedule. The Board also approved the continuance of the FMI Subadvisory Agreement at the January Meeting. As discussed later in this Information Statement, the Board carefully considered the Amended FMI Fee Schedule and the FMI Subadvisory Agreement, and concluded that the approval of the Amended FMI Fee Schedule, and the continuance of the FMI Subadvisory Agreement, with the Amended FMI Fee Schedule, for an additional year, was in the best interests of the Fund and its shareholders.

This Information Statement provides information regarding the FMI Subadvisory Agreement and the Amended FMI Fee Schedule.

APPROVAL OF THE AMENDED FMI FEE SCHEDULE

AND THE CONTINUANCE OF THE FMI SUBADVISORY AGREEMENT

At the January Meeting, VIA recommended, and the Board approved, the Amended FMI Fee Schedule, which provided for an increase in the rate of the subadvisory fee payable to FMI and became effective on January 28, 2016. Based on the level of the Fund’s assets allocated to FMI (the “FMI Portfolio”) as of December 3, 2015, the effective annual subadvisory fee rate payable to FMI (assessed against the average daily net assets of the FMI Portfolio) increased from an estimated 0.29% to an estimated 0.42%. Also, at the January Meeting, VIA recommended, and the Board, including a majority of the Independent Directors, approved the continuance of the FMI Subadvisory Agreement, with the Amended FMI Fee Schedule, for an additional year.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION REGARDING

THE AMENDED FMI FEE SCHEDULE AND THE FMI SUBADVISORY AGREEMENT

VIA recommended to the Board that it approve the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement, with the Amended FMI Fee Schedule, for an additional year while VIA explores alternative subadviser arrangements for the large capitalization (“large cap”) core equity component of the Fund. VIA made this recommendation after being informed by FMI that the Amended FMI Fee Schedule presented by FMI resulted from its decision to raise fees for its clients, including the Fund, to a level that FMI believes is more in line with its other clients utilizing similar services. In addition, FMI provided written notice to the Fund and VIA that FMI would not continue to serve as a subadviser under the FMI Subadvisory Agreement with its current fee schedule, as of January 29, 2016. In connection with its recommendation, VIA conducted an analysis of alternatives to the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement, which included reallocating the FMI Portfolio to another existing subadviser of the Fund or to a new subadviser and took into account an analysis of potential investment style changes to the Fund, and costs associated with implementing those alternatives. VIA made its recommendation to the Board because, among other things, in VIA’s view, approval of the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement, with the Amended FMI Fee Schedule, would: (i) maintain the Fund’s investment characteristics while alternative Fund subadviser arrangements are explored by VIA; (ii) avoid significant Fund subadviser concentration and the attendant risks; (iii) avoid one round of explicit transition costs to the Fund from a subadviser transition; (iv) avoid unquantified implicit costs to the Fund stemming from trade impact and execution inefficiencies associated with such transition, as well as legal, printing and mailing costs; (v) allow VIA the time and flexibility to explore and negotiate suitable long-term subadviser arrangement alternatives for the Fund; (vi) continue with an experienced investment team by retaining FMI while alternative Fund subadviser arrangements are explored by VIA; and (vii) continue the present complementary investment strategy of the Fund.

In determining whether to approve the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement, the Directors considered the information furnished and discussed throughout the year at regularly scheduled Board or Committee meetings, as applicable, and reviewed and considered the information provided specifically in relation to consideration of such approvals and the discussions held with personnel of VIA and a representative of FMI, as well as a variety of factors. Information furnished in connection with such meetings included, among other things, VIA’s analysis of the investment performance of FMI and various reports on the monitoring of FMI.

In connection with the January Meeting, VIA furnished, and the Board considered, a variety of information and reports concerning FMI, including: (1) VIA’s rationale for recommending approval of the Amended FMI Fee Schedule and continuance of the FMI Subadvisory Agreement; (2) the nature, extent and quality of the services that FMI provides to the Fund; (3) the level of subadvisory fees to be charged to the Fund by FMI under the Amended FMI Fee Schedule and comparative data regarding: (a) the fees FMI charges to other clients utilizing a large capitalization (“large cap”) equity strategy, and (b) the fees charged by a group of U.S. separate account investment managers utilizing a large cap core equity strategy, which was based on an independent third-party source (“Separate Account Peer Group”); (4) performance information for FMI and such performance compared to a relevant benchmark and peer group; (5) the Fund’s expected overall investment advisory fee and projected total expense ratio compared to a group of comparable funds (“Broadridge Expense Group”) determined by Broadridge Inc., an independent provider of investment company data, taking into account the Amended FMI Fee Schedule; (6) profitability information provided by FMI; and (7) FMI’s compliance program. The Board also considered information related to potential “fall out” or ancillary benefits enjoyed by FMI as a result of its relationship with the Fund.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In view of the scope and variety of factors and information, the Directors did not find it practicable to, and did not, assign relative weights to the specific factors considered in reaching their conclusions and determinations to approve the Amended FMI Fee Schedule and continuation of the FMI Subadvisory Agreement. Rather, the approval determinations were made on the basis of each Director’s business judgment after consideration of all of the factors taken in their entirety.

Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the investment advisory services provided by FMI, the Directors considered such subadviser’s investment performance in managing the assets allocated to it, including in the context of the subadviser’s role within the Fund. The Directors also considered the experience and capability of FMI’s management and other personnel responsible for the portfolio management of the Fund. In addition, the Directors considered the favorable assessment provided by VIA as to the nature and quality of the services provided by FMI to the Fund. The Directors concluded that the Fund was likely to continue to benefit from the nature, extent and quality of FMI’s services, and that FMI has the ability to continue to provide these services based on its experience, operations and current resources.

Investment Performance. The Directors reviewed the investment performance information provided by VIA for FMI, and considered this performance information versus a relevant benchmark and peer group (which was based on information provided by an independent third-party source) and considered VIA’s overall assessment that such performance has been generally favorable.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating the Amended FMI Fee Schedule, the Directors were informed that the Amended FMI Fee Schedule resulted from FMI’s decision to raise fees for its clients, including the Fund, to a level that FMI believes is more in line with its other clients utilizing similar services. The Directors were also informed that FMI provided written notice that FMI would not continue to serve as a subadviser under the FMI Subadvisory Agreement with its current fee schedule, as of January 29, 2016. The Directors considered VIA’s rationale for recommending that FMI continue to serve as a subadviser to the Fund, pursuant to the Amended FMI Fee Schedule, and that the Board approve the Amended FMI Fee Schedule and continuance of the FMI Subadvisory Agreement. The Directors reviewed information regarding the alternatives VIA considered prior to recommending that the Board approve the Amended FMI Fee Schedule and continuance of the FMI Subadvisory Agreement at the January Meeting, and noted that VIA is reviewing the Fund’s structure and intends to recommend alternative subadviser arrangements for the large cap core equity strategy component of the Fund managed by FMI in the future.

The Directors reviewed information provided by VIA comparing the subadvisory fees to be charged under the Amended FMI Fee Schedule to the fee schedules FMI charges for managing comparable funds and accounts (as determined by FMI). The Directors also considered FMI’s statement that the Amended FMI Fee Schedule reflects the lowest subadvisory fee schedule available for “like accounts” (accounts of similar size and mandate). The Directors further considered VIA’s rationale as to why it believes the Amended FMI Fee Schedule is reasonable and appropriate. Additionally, the Directors considered that, based on the information provided by FMI, VIA believes that the level of service FMI provides to the Fund appears to be comparable to the level of service FMI provides in connection with its other clients utilizing its large cap equity strategy.

The Directors also reviewed information provided by VIA on the fees charged by the Separate Account Peer Group. According to the information provided, based on the amount of assets allocated to FMI, the proposed effective fee rate to be paid by the Fund to FMI under the Amended FMI Fee Schedule would be one basis point above the median fee charged by the Separate Account Manager Peer Group and would rank in the third quartile of such group of managers.

The Directors considered information showing that, based on the current contractual subadvisory fee rate charged by FMI to the Fund, there would be an estimated five basis point increase in the overall subadvisory fees and, therefore, an estimated five basis point increase in the total expense ratio of the Fund as a result of the Amended FMI Fee Schedule. Referring to the comparative Broadridge Expense Group data provided by VIA in connection with the Board’s consideration of the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement, the Directors noted that the expected total investment advisory fee and expected total expense ratio for the Fund under the FMI Subadvisory Agreement, taking into account the Amended FMI Fee Schedule, would continue to be below the average and median investment advisory fee and average and median total expense ratio of the Broadridge Expense Group, respectively.

The foregoing comparisons assisted the Directors in determining to approve the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement by providing them with a basis for evaluating the Amended FMI Fee Schedule, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis.

The Directors also reviewed the information provided by FMI regarding the estimated profits to be realized due to its relationship with the Fund, taking into account the Amended FMI Fee Schedule. With respect to whether economies of scale may be realized by FMI as the assets of the Fund managed by the subadviser grow, and whether the Amended FMI Fee Schedule reflects these economies, the Directors noted that the proposed fee schedule includes a breakpoint, whereby the Fund and its shareholders benefit from a reduced subadvisory fee rate at a certain asset level. The Directors also considered that the Amended FMI Fee Schedule was the product of arms-length negotiations. The Directors further considered the appropriateness of the Amended FMI Fee Schedule in light of FMI’s statement that it reflects the lowest subadvisory fee schedule available for like accounts and that the proposed effective fee rate to be paid to FMI under the Amended FMI Fee Schedule would be one basis point above the median fee charged by the Separate Account Manager Peer Group.

The Board considered whether there are any “fall-out” or ancillary benefits that may accrue to FMI as a result of its relationship with the Fund. The Board considered that FMI may experience benefits due to its relationship with the Fund, which include the potential for added visibility in the institutional investment community, and may direct Fund brokerage transactions to certain brokers to obtain research and other services. However, the Directors noted that FMI is required to select brokers that meet the Fund’s requirements for seeking best execution, and that VIA monitors and evaluates FMI’s trade execution with respect to the Fund’s brokerage transactions on a regular basis and provides reports to the Board in this regard. The Board concluded that the benefits accruing to FMI by virtue of its relationship with the Fund appeared to be reasonable.

Conclusion. After evaluation of the performance, fee and expense information and the profitability, ancillary benefits and other considerations as described above, and in light of the nature, extent and quality of services to be provided by FMI, the Board concluded that the level of fees to be paid to FMI with respect to the Fund is reasonable.

In summary, based on the various considerations discussed above, the Board determined that approval of the Amended FMI Fee Schedule and continuance of the FMI Subadvisory Agreement for an additional year was in the best interests of the Fund. As a result, the Board, including a majority of the Independent Directors, approved the Amended FMI Fee Schedule and the continuance of the FMI Subadvisory Agreement.

THE FMI SUBADVISORY AGREEMENT AND AMENDED FMI FEE SCHEDULE

Except for the fee rate payable by the Fund to FMI under the Amended FMI Fee Schedule, the FMI Subadvisory Agreement has terms identical to the previous version of the agreement and has terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds. Under the FMI Subadvisory Agreement, FMI

continues to make, on a discretionary basis, all investment decisions for the FMI Portfolio, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. FMI continues to discharge its responsibilities under the FMI Subadvisory Agreement subject to the supervision of VIA and the Board, and has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The FMI Subadvisory Agreement was originally dated January 16, 2009, was amended (as described above) on January 28, 2016, and has a term ending February 28, 2017. Continuance of the FMI Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the Amended FMI Fee Schedule (effective January 28, 2016), FMI receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the FMI Portfolio, with an annual rate as follows: 0.525% on the first $100 million, and 0.400% on assets above $100 million. Prior to January 28, 2016, FMI received a quarterly subadvisory fee from the Fund based on the average daily net asset value of the FMI Portfolio, with an annual rate as follows: 0.32% on the first $100 million, and 0.28% on assets above $100 million.

The Fund did not make any payments to any affiliated person of FMI during the fiscal year ended December 31, 2015. FMI is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT FMI

FMI, with its principal offices at 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202, is an employee owned independent investment adviser organized as a Wisconsin corporation. Its principal owners are Ted Kellner, Executive Chairman of FMI, and Patrick English, Chief Executive Officer and Chief Investment Officer of FMI.

The principal executive officers of FMI and their principal occupations are as follows. The principal business address of each of the following officers is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202.

Name	Title(s) and Principal Occupation

Ted Kellner	Executive Chairman
Patrick English	Chief Executive Officer and Chief Investment Officer
John Brandser	President, Chief Operating Officer, Chief Compliance Officer and Secretary
Bladen Burns	Senior Vice President
Jessica Taske	Vice President

Information regarding other U.S. registered investment companies with a similar investment objective for which FMI serves as adviser or subadviser is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Robert Schultze serves as President and Chief Executive Officer of ICMA-RC; Manager and President of VIA; and President and Principal Executive Officer of the VP Funds. Michael Guarasci serves as Senior Vice President and Chief Financial Officer of ICMA-RC; Treasurer of VIA; and Treasurer of the VP Funds. Angela Montez serves as Senior Vice President, Secretary and General Counsel of ICMA-RC; Secretary of VIA; and Secretary of the VP Funds. Karen McBarnette serves as Chief Compliance Officer (“CCO”) and Senior Vice President of ICMA-RC; CCO of VIA; and CCO and Vice President of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Master Investment Advisory Agreement (“Master Agreement”). The Master Agreement, dated March 1, 1999, as amended December 1, 2000, July 1, 2005, December 4, 2010, and March 26, 2011, was last approved by shareholders of the Fund on February 28, 1999. On January 23, 2015, the Board approved the continuance of the Master Agreement through February 29, 2016, and on January 28, 2016, the Board approved the continuance of the Master Agreement through February 28, 2017. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds.

Pursuant to the Master Agreement, the Fund compensates VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA earned $1,728,654 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2015.

SUBADVISER AND SUBADVISORY FEES PAID

Information comparing the subadvisory fees paid by the Fund during the calendar year 2015 to the subadvisory fees that would have been paid by the Fund had the FMI Subadvisory Agreement been in place during the calendar year 2015, is provided as Appendix B to this Information Statement.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2015.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF THE FUND’S SHARES

Shares Outstanding – As of March 31, 2016, the Fund had 154,887,871 outstanding shares. Each share entitles the holder to one vote (and each fractional share is entitled to a proportionate fractional vote). As of the same date, each class of the Fund had the following outstanding shares: 151,662,537 (T Shares) and 3,225,334 (Investor Shares).

Principal Holders – Below are the names, addresses, and amount and percentage of shares owned by class of each person (or entity) that owns of record or is known to own beneficially 5% or more of any class of the Fund’s outstanding shares as of March 31, 2016:

Name	Address	Class of the Fund	Amount of Shares Owned	Percentage of Class Owned
VantageTrust	777 N. Capitol Street, NE Washington, DC 20002	T Shares	130,083,075	85.77%
Prudential Retirement Insurance and Annuity Company	One Commercial Plaza 280 Trumbull Street Hartford, CT 06103-3599	T Shares	8,814,919	5.81%
John Hancock Trust Company LLC	690 Canton St., Suite 100 Westwood, MA 02090-2324	Investor Shares	333,869	10.35%

Also, as of March 31, 2016, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of any class of the Fund’s outstanding voting securities.

Control Persons – A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington,

DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Fund held directly by VantageTrust. Pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of the Fund held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast the Fund’s votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

As of March 31, 2016, VantageTrust held, directly or indirectly, 83.99% of the total shares outstanding of the Fund.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Robert Schultze serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2015.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds and the share classes thereof related to the retirement plans and other investors investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Robert Schultze serves as President of VTA. VTA received $1,824,440 in fees from the Fund during the fiscal year ended December 31, 2015 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA) (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds have received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

U.S. Registered Investment Companies with Similar Investment Objectives Advised or Subadvised by FMI

FMI provided the information in the following chart.

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of January 31, 2016	Fee Schedule		Contractual Waiver or Reduction of Advisory Fee
NORTHWESTERN MUTUAL SERIES FUND, Large Cap Blend Portfolio	$148.54 million	First $25 million Next $25 million Next $50 million Balance	0.65% 0.55% 0.45% 0.40%	N/A
FMI Large Cap Fund	$7,733.69 million	$0 to $2.5 billion $2,500,000,001 to $5 billion $5,000,000,001 to $10 billion Over $10 billion	0.75% 0.70% 0.65% 0.60%	N/A

Note: As of January 31, 2016, FMI managed approximately $574 million of the Fund’s total assets.

APPENDIX B

	Column A Actual Subadvisory Fees Paid by the Fund During the Calendar Year 2015	Column B Subadvisory Fees That Would Have Been Paid by the Fund During the Calendar Year 2015 Based on the Amended FMI Fee Schedule under the FMI Subadvisory Agreement
FMI	$1,676,401	$2,462,715
T. Rowe Price	$1,562,257	$1,562,257
Wellington	$1,775,008	$1,775,008

Total	$5,013,666	$5,799,980

The difference between the actual subadvisory fees paid by the Fund to FMI, T. Rowe Price and Wellington, which takes into account the allocation of the Fund’s net assets among the subadvisers in place during the calendar year 2015 (Column A), and the subadvisory fees that would have been paid by the Fund to the same above subadvisers had the Amended FMI Fee Schedule under the FMI Subadvisory Agreement been in place during that period (Column B), is $786,314 or a 15.68% increase.

The difference between the actual subadvisory fees paid by the Fund to FMI, which takes into account the allocation of the Fund’s net assets to FMI during the calendar year 2015 (Column A), and the subadvisory fees that would have been paid by the Fund to FMI had the Amended FMI Fee Schedule under the FMI Subadvisory Agreement been in place during that period (Column B), is $786,314 or a 46.90% increase.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT GROWTH & INCOME FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint Growth & Income Fund is available at

http://www.icmarc.org/x3333.xml?RFID=W1344.

This Notice of Internet Availability of Information Statement is being mailed on or about April 27, 2016 to shareholders of record of the Vantagepoint Growth & Income Fund (the “Fund”) as of March 31, 2016.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Fund, a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding a material amendment to an investment subadvisory agreement for the Fund. At a meeting held on January 28, 2016 (“January Meeting”), Vantagepoint Investment Advisers, LLC (“VIA”) recommended, and the Board of Directors of the VP Funds (the “Board”) approved, an amendment to the fee schedule (“Amended FMI Fee Schedule”) to the existing Investment Subadvisory Agreement between the VP Funds, on behalf of the Fund, VIA and Fiduciary Management, Inc. (“FMI”) (the “FMI Subadvisory Agreement”), which provided for an increase in the rate of the subadvisory fee payable to FMI and became effective on January 28, 2016. Also at the January Meeting, VIA recommended, and the Board approved, the continuance of the FMI Subadvisory Agreement, with the Amended FMI Fee Schedule, for an additional year.

This change was approved by the Board on the recommendation of the Fund’s investment adviser, VIA, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows modification of material terms and conditions of the Fund’s subadvisory agreements to be made without shareholder approval (the “SEC Order”). Instead, an information statement is being sent to you. The Amended FMI Schedule became effective on January 28, 2016.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W1344. The full information statement will be available at that address until July 31, 2016. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

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Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full information statement) will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full information statement), please contact the Fund toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full information statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

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